UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report – October 9, 2008

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 2.06	Material Impairments

Peoples Financial Services Corp. (the “Company”) recorded a before tax other than temporary impairment (OTTI) charge related to security positions in FHLMC (“Freddie Mac”) preferred equity and debt securities issued by Lehman Brothers Holdings (Lehman). The before tax loss on the Freddie Mac preferred equity positions totals $2,289,000 and the before tax loss on the Lehman debt totals $2,580,000. The net of tax effect to earnings is a loss of $3,214,000 or $1.03 per share. The OTTI became necessary as the result of recent Treasury Department actions as well as the overall credit crisis and deterioration within the financial markets. At the present time, management cannot determine if or when the financial condition of Freddie Mac will improve, nor can it be reasonably determined if the value of the Lehman debt will improve. The Company and its subsidiary Peoples National Bank remain well-capitalized under regulatory standards.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

	/s/	Richard S. Lochen, Jr.
Dated: October 9, 2008		By: Richard S. Lochen, Jr. President & CEO

	/s/	Debra E. Dissinger
Dated: October 9, 2008		By: Debra E. Dissinger Executive Vice President/COO

	/s/	Joseph M. Ferretti
Dated: October 9, 2008		By: Joseph M. Ferretti Vice President/CCO

	/s/	Frederick J. Malloy
Dated: October 9, 2008		By: Frederick J. Malloy Vice President/Controller